                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee
of Government Securities Income Fund, Monthly Payment U.S. Treasury Series--18 (Target Maturity), Defined Asset Funds

We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 33-52583 of our opinion dated April 16, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 7, 1997